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                                                                    Exhibit 3.12

                                    BY-LAWS
                                      OF
                         HEALTHWATCH MERGER SUB, INC.,
                             A Georgia Corporation



                                   ARTICLE I
                           Meetings of Stockholders
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          Section 1.  The annual meeting of the common stockholders of this
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Corporation shall be held at the principal office of the Corporation, within a period of two (2) months following the end of the Corporation's fiscal year, upon a date selected by the President and established by written notice given to all stockholders at least ten (10) days and not more than sixty (60) days in advance.

          Section 2.  Special meetings of the common stockholders may be called
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at any time upon written notice given to all stockholders at least three (3)
days in advance, at the instance of the President, or upon resolution of the Board of Directors or upon request of a stockholder or stockholders representing at least one-fourth (1/4) of the outstanding common stock.

          Section 3.  Any and all requirements for call and notice of meetings,
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regular or special, may be waived by the common stockholders, either by presence at the meeting in question or by waiving notice of each meeting in writing, before or after it is held.

          Section 4.  At any meeting of the common stockholders a majority in
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interest of the outstanding common stock shall constitute a quorum for the transaction of business.

          Section 5.  At meetings of the common stockholders, each common
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stockholder shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation, and common stockholders may vote by proxy, provided the proxy be in writing and signed by the stockholder. The vote of a majority of the stock represented at a meeting at which a quorum is represented shall decide any question that may come before such meeting, unless otherwise required by these By-Laws or by law.

                                  ARTICLE II
                                   Directors
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          Section 1.  The business and property of the Corporation shall be
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managed by a Board of not less than one (1) nor more than six Directors, who shall be elected annually by ballot by the common stockholders at the annual meeting of common stockholders, or at a special meeting called for that purpose if for any reason a Director should not be elected at the regular annual meeting, and shall hold office until the next annual meeting of the common stockholders or until the election and qualification of their successors. Any vacancy in the Board of Directors may be filled by the common stockholders at a special meeting which shall be called for that purpose when any such vacancy occurs. The common stockholders, at any lawful meeting, may remove any Director from office by vote of a majority of the outstanding common stock, and may at the same meeting elect his successor.

          Section 2.  The Board of Directors, by a vote of a majority of the
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entire Board, may increase the number of Directors, and may elect Directors to fill the vacancies created by any such increase in the number of Directors, and such Directors shall have tenure as if elected at the preceding annual meeting. The Corporation shall initially have one (1) Director position. The Board of Directors, by the vote of a majority of the entire Board, may
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likewise decrease the number of Directors to a number not less than one (1);
however, there may be no fewer Directors than the number of stockholders of the Corporation (up to six (6) Directors), unless at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of Directors, is owned of record by one (1) stockholder, in which case such stockholder may determine to have only one (1) member of the Board of Directors. The tenure of office of any Director then incumbent shall not be affected by any such decrease made by the Board.

          Section 3.  The annual meeting of the Board of Directors shall be held
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on the day of and immediately after the annual meeting of the common stockholders or any special meeting of the common stockholders at which a Board of Directors is elected.

          Section 4.  Special meetings of the Board of Directors may be held at
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any time and place, whether within or without the State of Georgia, when called by the President or any member of the Board.

          Section 5.  A notice of the time, place and subject of every special
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meeting of the Board of Directors shall be given by the Secretary or an assistant secretary or an officer or Director calling the meeting by mailing the same to each Director at his residence or business address not less than three
(3) days before such meeting, provided that such notice may be dispensed with if all the Directors are present at the meeting or if those not present shall at any time waive or have waived notice thereof.

          Section 6.  A quorum at any meeting shall consist of a majority of the
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entire membership of the Board of Directors.  A majority of the members present, if a quorum is present, shall decide any question that may come before the meeting, except as otherwise provided by law or by these By-Laws.

          Section 7.  Notwithstanding the foregoing, any action which may be
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taken at a meeting of the Board of Directors may be taken without a meeting by written consent, setting forth the action so taken, and shall be signed by all of the Directors, and filed with the minutes.

                                  ARTICLE III
                                   Officers
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          Section 1.  The officers of the Corporation shall be a President, one
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(1) or more Vice Presidents, if appointed by the Board, a Secretary, and a
Treasurer, who shall be elected by the Board of Directors at its annual meeting, or at a special meeting of the Board of Directors called for that purpose, if for any reason officers should not be elected at said annual meeting. Such officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected and qualified. Any two (2) or more of said offices may be held by one (1) person at the same time.

          Section 2.  The President shall be the chief executive officer of the
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Corporation, and when present, shall preside at all meetings of the stockholders and at meetings of the Board of Directors; shall have general supervision of the affairs of the Corporation; shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors; shall make reports to the Directors and stockholders; and shall have all such other duties and powers as are incident to his office or properly prescribed by the Board of Directors.

          Section 3.  The Vice-President, if such office is filled, or if there
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is more than one (1) Vice-President, the Vice-President designated by the Board of Directors, shall exercise all the functions and perform all the duties of the President in his absence, except as especially limited by the Board of Directors. The Vice-President or Vice-Presidents shall perform such other duties as may be properly required by the Board of Directors.

          Section 4.  The Secretary shall keep the minutes of all meetings,
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shall have custody of the seal and the corporate minute and stock books, shall sign with the President such instruments as require such signature, and shall

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make such reports and perform such other duties as are incident to his office or properly required of him by the Board of Directors. In the absence of the Secretary at any meeting, an assistant secretary or a secretary pro tempore shall perform those duties thereat.

          Section 5.  The Treasurer shall (i) have the custody of all monies and
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securities of the Corporation, (ii) sign or countersign such instruments as require his signature, (iii) keep regular books of account and balance the same each month, and (iv) perform such other duties as are incident to his office or properly required of him by the Board of Directors.

          Section 6.  Any officer may be removed from office by a majority vote
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at any lawful meeting of the Board of Directors; and any vacancy in any of the offices described in this Article, however caused, may be filled by the Board of Directors at any lawful meeting.

                                  ARTICLE IV
                                Indemnification
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          Section 1.  Power to Indemnify - Third Party Actions. The Corporation
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shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Power to Indemnify - Actions Brought in the Right of the
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Corporation.  The Corporation shall have power to indemnify any person who was
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or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 3.  Right to Indemnification.  To the extent that a Director,
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officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (1) and (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4.  Determination of Entitlement to Indemnification.  Any
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indemnification under

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Sections (1) and (2) (unless ordered by a court) shall be made by the
Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (1) and (2). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (c) by the shareholders.

          Section 5.  Advancement of Expenses.  Expenses incurred in defending a
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civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in Section 4, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

          Section 6.  Savings Clause.  The indemnification provided by this
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Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7.  Insurance.  The Corporation shall have power to purchase
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and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                                   ARTICLE V
                           Books of the Corporation
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          The Books of the Corporation shall be kept by the officers of the
Corporation pursuant to general instructions given such officers by the Board of Directors of the Corporation. The Board of Directors may adopt such fiscal year for the Corporation as the Directors shall determine.

                                  ARTICLE VI
                                 Capital Stock
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          Section 1.  The amount and classes of the capital stock and the par
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value, if any, of the shares shall be as provided in the charter of the
Corporation, as amended from time to time.

          Section 2.  All certificates of stock shall be signed by the President
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and Secretary and shall be sealed with the corporate seal.

                                  ARTICLE VII
                                     Seal
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          The seal of the Corporation shall be in such form as the Board of
Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Company followed by the word "SEAL" enclosed in parenthesis or scroll, shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

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                                 ARTICLE VIII
                            Execution of Documents
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          The Board of Directors may, by a proper resolution, provide for the method of signing checks, notes, drafts, bills of exchange or other instruments for the payment of money; for the transfer and sale of property; for the endorsement and registration of securities; for the assumption of liabilities; for the voting of stock held in other Corporations; and for the execution of all other legal documents.

                                  ARTICLE IX
                    Waiver of Notice, Approval and Content
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          Any notice required by these By-Laws, or by law, to be given to any stockholder, officer or Director, may be waived in writing, either before or after the event to which it relates, and shall be deemed waived with respect to any meeting, along with any objections to the time or place of such meeting, by appearance at such meeting, except when such person attends a meeting solely for the purpose of stating, at the beginning of the meeting, any objection to the transaction of business. Written approval of the minutes of any meeting, either before or after the meeting shall be deemed waiver of notice of such meeting, and shall be deemed an appearance at such meeting.

          Any action to be taken or any action that may be taken, at a meeting of Directors, or of any committee thereof, or of the shareholders of the Corporation, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the persons entitled to vote with respect to the subject matter thereof.

                                   ARTICLE X
                             Amendment of By-Laws
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          These By-Laws may be amended, added to or repealed by a majority of the stockholders, or by a majority vote of the entire Board of Directors, but any such action by the Board of Directors shall be reported to the stockholders in the notice of the next meeting of stockholders.

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